EXHIBIT 99.1

Tuesday Morning Corporation Announces Third Quarter Fiscal 2014 Results

DALLAS, May 8, 2014 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES), a leading closeout retailer with 811 stores across the United States specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts, today announced financial results for the third quarter and year-to-date period ended March 31, 2014.

Third Quarter 2014 Financial Highlights

  For the third quarter of fiscal 2014, the Company's net sales were $182.8 million, an increase of 2.6% compared to $178.1 million for the third quarter of fiscal 2013. Comparable store sales increased by 6.4% compared to the third quarter of fiscal 2013 and were comprised of an 8.4% increase in customer transactions, partially offset by a 1.9% decrease in average ticket. Since the second quarter of fiscal 2013, the Company has exited a number of non-core categories such as women's apparel and footwear. In the third quarter of fiscal 2014, comparable sales in ongoing core categories increased 10.5% compared to the third quarter of fiscal 2013.

  The Company's operating loss for the third quarter of fiscal 2014 was $7.6 million compared to an operating loss of $11.7 million in the third quarter of fiscal 2013. Excluding business turnaround charges, adjusted operating loss on a non-GAAP basis decreased from $6.9 million in the prior year third quarter to $5.4 million for the third quarter ended March 31, 2014.

Michael Rouleau, Chief Executive Officer, stated, "During the third quarter we commenced work on the final phase of the Company's turnaround efforts which includes the sell-off of exited categories, further reduction of our clearance merchandise and enhancements to our store layouts. Our strong comparable store sales performance, increased inventory turnover, and improved cash position during the third quarter all demonstrate that our hard work is beginning to produce results. We are pleased with our continued progress and results this quarter, yet remain focused on the significant work ahead to complete the final phase of our turnaround efforts before the holiday selling season."

Third Quarter 2014 Results of Operations

For the third quarter of fiscal 2014, Tuesday Morning reported gross profit of $68.1 million and gross margin of 37.3% compared to $66.2 million of gross profit and gross margin of 37.2% in the third quarter of fiscal 2013. Improvement in gross profit was primarily driven by freight and distribution efficiencies.

Selling, general and administrative expenses (SG&A) decreased 2.8% to $75.7 million, compared to $77.9 million in the same period last year. As a percent of net sales, SG&A was 41.4% compared to 43.7% in the same period last year. Excluding business turnaround costs, SG&A on a non-GAAP basis as a percent of net sales decreased 0.8% to 40.2%, from 41.0% in the same period last year, due in part to a favorable legal settlement, which was generally offset by increased costs related to utilities and general liability reserves.

Our net loss was $8.4 million, or $0.20 per share, in the third quarter of fiscal 2014 compared to a net loss of $12.4 million, or $0.29 per share, in the third quarter of fiscal 2013. Excluding the business turnaround charges, our net loss on a non-GAAP basis was $5.7 million, or $0.13 per share, compared to a net loss of $4.8 million, or $0.11 per share, in the same period last year. Our effective tax rate in the current quarter was significantly lower than the prior year period due to an increase in our deferred tax asset valuation allowance.

Nine Months ended March 31, 2014 Results of Operations

For the nine months ended March 31, 2014, net sales were $652.2 million, a 2.5% increase over the $636.2 million in net sales for the same period last year.  Comparable store sales increased by 5.7% for the nine months ended March 31, 2014, compared to the same period last year, and were comprised of a 9.4% increase in customer transactions, partially offset by a 3.4% decrease in average ticket. Comparable sales for our ongoing core categories increased 10.4% for the nine months ended March 31, 2014 compared to the same period last year.

Gross profit was $230.9 million and gross margin was 35.4% for the nine months ended March 31, 2014, compared to $192.7 million of gross profit and gross margin of 30.3% for the nine months ended March 31, 2013. Excluding inventory write-downs related to our business turnaround initiative, non-GAAP gross margin was 35.7% compared to non-GAAP gross margin of 36.9% in the same time period last year. The change in gross margin, excluding the turnaround related inventory write-downs, was driven by a lower initial markup on inventory sold and increased markdowns, partially offset by lower buying and distribution costs.

Selling, general and administrative expenses (SG&A) decreased 2.2% to $232.7 million from $237.9 million in the same period last year. As a percent of net sales, SG&A was 35.7% compared to 37.4% in the same period last year. Excluding business turnaround charges, as a percent of sales, non-GAAP SG&A decreased to 34.9% compared to 35.5% in the same period last year.

Year-to-date operating loss for fiscal 2014 was $1.8 million compared to an operating loss of $45.2 million for the nine months ended March 31, 2013. Fiscal 2013 results were impacted by a number of business turnaround related charges, including a significant inventory valuation charge. Excluding the non-recurring charges related to the business turnaround initiative, operating income on a non-GAAP basis was $4.8 million for the nine months ended March 31, 2014, compared to $8.3 million for the same period last year.

Our net loss for the year-to-date period was $2.8 million, or $0.06 per share, compared to a net loss of $40.8 million, or $0.97 per share, for the nine months ended March 31, 2013. The Company's results were impacted by the effects of the non-recurring items related to our business turnaround initiatives in the prior period as described above and an increase in our deferred tax asset valuation allowance in the current year-to-date period. On a non-GAAP basis, net income for the nine months ended March 31, 2014 was $3.7 million, or $0.09 per share, compared to $4.6 million, or $0.11 per share, for the same period last year.

The Company ended the third quarter of fiscal 2014 with $41.6 million in cash and cash equivalents, with no borrowings under its line of credit. Inventories at the end of the third quarter of fiscal 2014 were $205.8 million compared to $236.9 million at the end of the third quarter of fiscal 2013, down $31.1 million or 13.1%. Our inventory turnover for the trailing five quarters is 2.5 turns, and compares favorably to our prior year trailing five quarter turnover of 2.2 turns.

About Tuesday Morning

Tuesday Morning Corporation (Nasdaq:TUES) is a leading closeout retailer specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts.  The Company is nationally known for providing a fresh selection of brand name, high-quality merchandise – never seconds or irregulars – at prices well below those of department and specialty stores, catalogues and online retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates 811 stores in 41 states. More information and a list of store locations may be found on our website at www.TuesdayMorning.com.

Conference Call Information

Tuesday Morning Corporation's management will hold a conference call to review third quarter 2014 financial results today, May 8, 2014, at 3:30 p.m. Central Time. The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters. A live webcast of the conference call will be available in the Investor Relations section of the Company's website at www.tuesdaymorning.com, or you may dial into the conference at 1-877-312-5376 (no access code required). A replay of the webcast will be accessible through the Company's website for 90 days. A replay of the conference call will be available from 6:30 p.m., Central time, Thursday, May 8, 2014 through 10:59 p.m., Central time, Saturday, May 10, 2014 by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID number 28637730.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other "forward-looking" information. Forward-looking statements in this press release include, but are not limited to, statements or management's plans and expectations in this press release.

Reference is hereby made to the Company's filings with the Securities and Exchange Commission, including, but not limited to, "Cautionary Statement Regarding Forward-Looking Statements" and "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2013, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: our ability to successfully implement our strategic business development strategies; changes in economic and political conditions which may adversely affect consumer spending; our failure to identify and respond to changes in consumer trends and preferences; our ability to continuously attract buying opportunities for closeout merchandise and anticipate consumer demand; our ability to successfully manage our inventory balances; loss of or disruption in our centralized distribution center; loss or departure of one or more members of our senior management or other key management employees; increased or new competition; our ability to successfully execute our strategy of opening new stores and relocating or expanding existing stores; increases in fuel prices and changes in transportation industry regulations or conditions; our ability to generate strong cash flows from operations and to continue to access credit markets; increases in the cost or a disruption in the flow of our imported products; the success of our marketing, advertising and promotional efforts; our ability to attract and retain quality sales, distribution center and other associates in large numbers, as well as, experienced buying and management personnel; seasonal and quarterly fluctuations; our ability to maintain and protect our information technology systems and technologies; our ability to comply with various government regulations; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; and our ability to manage the negative effects of inventory shrinkage. The Company's filings with the SEC are available at the SEC's web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

TUESDAY MORNING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

The following non-GAAP financial measures are adjusted to exclude the impact of the following non-recurring business turnaround related charges and adjustments: our inventory write-down, management and board transition charges (including compensation and severance, consulting, legal, search and recruiting costs related to the transition), costs associated with exiting the e-Commerce business and changes in our deferred tax asset valuation allowance. The amount of the turnaround related inventory write-down excluded from cost of sales (and the calculation of gross profit on a non-GAAP basis) and the adjustments to selling, general and administrative expenses are included in the first table below.

GAAP Operating Loss to Non-GAAP Adjusted Operating Income/(Loss):

The following table reconciles operating loss, the most directly comparable GAAP financial measure, to adjusted operating income/(loss), a non-GAAP financial measure:

(in thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Operating loss (GAAP)	$ (7,629)	$ (11,734)	$ (1,812)	$ (45,211)
Non-GAAP adjustments:
Adjustment reducing cost of sales:
Inventory write-down	–	–	1,810	41,809
Adjustments reducing selling, general and administrative expenses:
Store reorganization and clean-up	–	–	–	1,125
Compensation	606	3,907	2,160	5,594
Legal, consulting, and recruiting	1,596	932	2,679	5,012
Adjusted operating income/(loss) (non-GAAP)	$ (5,427)	$ (6,895)	$ 4,837	$ 8,329

GAAP Net Loss to Non-GAAP Adjusted Net Income/(Loss):

The following table reconciles net loss from continuing operations, the most directly comparable GAAP financial measure, to adjusted net income/(loss) from continuing operations, a non-GAAP financial measure:

(in thousands)
	Three Months Ended March 31,		Nine Months Ended March 31,

	2014	2013	2014	2013

Net loss (GAAP)	$ (8,428)	$ (12,366)	$ (2,763)	$ (40,793)
Non-GAAP adjustments:
Inventory write-down, net of tax (2)	–	–	1,023	26,343
Store reorganization and clean-up, net of tax (2)	–	–	–	709
Compensation, net of tax (1)(2)	534	2,415	1,220	3,477
Legal, consulting, and recruiting, net of tax (1)(2)	1,407	577	1,513	3,147
Disposal of systems, net of tax (1)(2)	–	92	–	965
Deferred tax asset valuation allowance	828	4,433	2,727	10,756
Adjusted net income/(loss) (non-GAAP)	$ (5,659)	$ (4,849)	$ 3,720	$ 4,604

(1) The effective tax rate utilized in this non-GAAP adjusted net income/(loss) reconciliation is 11.9% for the three months ended March 31, 2014 and 38.2% for the three months ended March 31, 2013. This rate is inclusive of a deferred tax asset valuation allowance of $18.9 million as of March 31, 2014 and of $10.8 million as of March 31, 2013.
(2) The effective tax rate utilized in this non-GAAP adjusted net income/(loss) reconciliation is 43.5% for the nine months ended March 31, 2014 and 37.1% for the nine months ended March 31, 2013. This rate is inclusive of a deferred tax asset valuation allowance of $18.9 million as of March 31, 2014 and of $10.8 million as of March 31, 2013.

GAAP Diluted Loss Per Share to Non-GAAP Adjusted Diluted Income/(Loss) Per Share:

The following table reconciles diluted loss per share from continuing operations, the most directly comparable GAAP financial measure, to adjusted diluted income/(loss) per share from continuing operations, a non-GAAP financial measure:

	Three Months Ended March 31,		Nine Months Ended March 31,

	2014	2013	2014	2013

Diluted loss per share (GAAP)	$ (0.20)	$ (0.29)	$ (0.06)	$ (0.97)
Non-GAAP adjustments:
Inventory write-down, net of tax (2)	–	–	0.02	0.63
Store reorganization and clean-up, net of tax (2)	–	–	–	0.02
Compensation, net of tax (1)(2)	0.01	0.07	0.03	0.08
Legal, consulting, and recruiting, net of tax (1)(2)	0.04	0.01	0.04	0.07
Disposal of systems, net of tax (1)(2)	–	0.00	–	0.02
Deferred tax asset valuation allowance	0.02	0.10	0.06	0.26
Adjusted diluted income/(loss) per share (non-GAAP)	$ (0.13)	$ (0.11)	$ 0.09	$ 0.11

(1) The effective tax rate utilized in this non-GAAP adjusted diluted income/(loss) per share reconciliation is 11.9% for the three months ended March 31, 2014 and 38.2% for the three months ended March 31, 2013. This rate is inclusive of a deferred tax asset valuation allowance of $18.9 million as of March 31, 2014 and of $10.8 million as of March 31, 2013.
(2) The effective tax rate utilized in this non-GAAP adjusted diluted income/(loss) per share reconciliation is 43.5% for the nine months ended March 31, 2014 and 37.1% for the nine months ended March 31, 2013. This rate is inclusive of a deferred tax asset valuation allowance of $18.9 million as of March 31, 2014 and of $10.8 million as of March 31, 2013.

The Company believes that the non-GAAP financial measures above provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the 2014 fiscal year to the prior year periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

Tuesday Morning Corporation
Consolidated Statement of Operations
(In thousands, except per share data)
	Three Months Ended Mar. 31,		Nine Months Ended Mar. 31,

	2014	2013	2014	2013
	(unaudited)		(unaudited)

Net sales	$ 182,765	$ 178,073	$ 652,214	$ 636,179
Cost of sales	114,664	111,916	421,348	443,515
Gross profit	68,101	66,157	230,866	192,664

Selling, general and administrative expenses	75,730	77,891	232,678	237,875

Operating loss	(7,629)	(11,734)	(1,812)	(45,211)

Other income (expense):
Interest income	5	2	20	2
Interest expense	(360)	(384)	(1,129)	(1,292)
Other income/(expense), net	(4)	(140)	79	(1,349)
Other expense, net	(359)	(522)	(1,030)	(2,639)

Loss before income taxes	(7,988)	(12,256)	(2,842)	(47,850)

Income tax provision/(benefit)	440	110	(79)	(7,057)

Net loss	$ (8,428)	$ (12,366)	$ (2,763)	$ (40,793)

Earnings Per Share:
Net loss per common share:
Basic	$ (0.20)	$ (0.29)	$ (0.06)	$ (0.97)
Diluted	$ (0.20)	$ (0.29)	$ (0.06)	$ (0.97)

Weighted average number of common shares:
Basic	43,072	42,427	42,863	42,164
Diluted	43,072	42,427	42,863	42,164

Tuesday Morning Corporation (continued)

Consolidated Balance Sheets
(in thousands)	Mar. 31,	Mar. 31,	Jun. 30,
	2014	2013	2013
	(unaudited)	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 41,615	$ 34,482	$ 28,896
Inventories	205,784	236,868	211,981
Prepaid expenses	7,556	8,349	6,609
Deferred income taxes	-	1,886	991
Other current assets	603	2,978	2,310
Total Current Assets	255,558	284,563	250,787

Property and equipment, net	67,237	72,119	66,009

Other long-term assets:
Deferred financing costs	1,565	2,160	2,011
Other assets	701	1,226	1,203
Deferred income tax - non-current	3,655	975	1,870

Total Assets	$ 328,716	$ 361,043	$ 321,880

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 73,341	$ 95,286	$ 72,958
Accrued liabilities	40,289	38,997	35,719
Deferred income taxes payable	3,655	-	-
Income taxes payable	122	159	85
Total Current Liabilities	117,407	134,442	108,762

Revolving credit facility	-	-	-
Deferred rent	2,711	2,708	2,885
Other liabilities - non-current	-	-	2,289
Income tax payable - non-current	404	487	487
Total Liabilities	120,522	137,637	114,423

Stockholders' equity	208,194	223,406	207,457
Total Liabilities and Stockholders' Equity	$ 328,716	$ 361,043	$ 321,880

Tuesday Morning Corporation (continued)

Consolidated Statement of Cash Flows
(in thousands)
	Nine Months Ended Mar. 31,

	2014	2013
	(unaudited)
Net cash flows from operating activities:
Net income loss	$ (2,763)	$ (40,793)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	9,090	10,402
Amortization of financing fees	446	443
Deferred income taxes	3,265	(7,139)
Loss on disposal of fixed assets	361	2,055
Shared-based compensation expense	1,829	2,350
Other non-cash items	-	54
Net change in operating assets and liabilities	9,539	34,091

Net cash provided by operating activities	21,767	1,463

Net cash flows from investing activities:
Proceeds from sale of assets	34	-
Capital expenditures	(10,713)	(8,312)

Net cash used in investing activities	(10,679)	(8,312)

Net cash flows from financing activities:
Repayments under revolving credit facility	(25,100)	(94,665)
Proceeds under revolving credit facility	25,100	94,665
Change in cash overdraft	-	-
Excess tax benefit related to exercise of stock options	-	-
Purchase of treasury stock	(320)	(87)
Proceeds from exercise of employee stock options	1951	1,678

Net cash provided by financing activities	1,631	1,591

Net increase (decrease) in cash and cash equivalents	12,719	(5,258)

Cash and cash equivalents, beginning of period	28,896	39,740

Cash and cash equivalents, end of period	$ 41,615	$ 34,482
CONTACT: Jeffrey N. Boyer
         Chief Financial Officer and
         Chief Administrative Officer
         TUESDAY MORNING CORPORATION
         972-934-7189

         MEDIA: Jonathan Morgan/Jennifer Sanders
         PERRY STREET COMMUNICATIONS
         214-965-9955